
                                                                     EXHIBIT 4.4

                            SERIES A PREFERRED SHARES

                             SUBSCRIPTION AGREEMENT

                                  by and among

                   E-house (China) Investments Holding Limited
                               [CHINESE CHARACTERS]

                           E-house Real Estate Limited
                               [CHINESE CHARACTERS]

         Shanghai Real Estate Consultant and Sales (Group) Co., Limited
                               [CHINESE CHARACTERS]

                              Ordinary Shareholders

                                     Founder

                             CHF Investment Limited

                                       and

                                 Other Investors

                           dated as of March 28, 2006

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                                TABLE OF CONTENTS
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ARTICLE 1    DEFINITIONS............................................................................          1

       1.1   Definitions............................................................................          1

       1.2   Accounting Terms.......................................................................          8

ARTICLE 2    SUBSCRIPTION FOR SERIES A PREFERRED SHARES.............................................          9

       2.1   Subscription for Series A Preferred Shares; Subscription Price.........................          9

       2.2   Closing................................................................................          9

       2.3   Payment of Subscription Price..........................................................          9

       2.4   Closing Deliveries.....................................................................          9

       2.5   Ownership Adjustment...................................................................          9

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF COMPANY, BVI SUBSIDIARY, PRC SUBSIDIARY AND ORDINARY
             SHAREHOLDERS...........................................................................         12

       3.1   Corporate Organization, Existence and Power............................................         12

       3.2   Corporate Authorization; No Conflicts..................................................         12

       3.3   Governmental Authorization.............................................................         13

       3.4   Binding Effect; Enforceability.........................................................         13

       3.5   No Legal Bar...........................................................................         14

       3.6   Litigation.............................................................................         14

       3.7   Compliance with Laws...................................................................         14

       3.8   Governmental Licenses..................................................................         14

       3.9   Financial Statements...................................................................         15

       3.10  Absence of Certain Changes or Events...................................................         16

       3.11  Taxes..................................................................................         16

       3.12  Capitalization; Shareholders List......................................................         17

       3.13  Subsidiaries...........................................................................         18

       3.14  Property and Assets....................................................................         18

       3.15  Intellectual Property Rights...........................................................         19
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       3.16  Environmental Matters..................................................................      20

       3.17  Labor Agreements and Actions; Employee Compensation....................................      20

       3.18  Benefit Plans..........................................................................      21

       3.19  Related-Party Transactions.............................................................      22

       3.20  Outstanding Borrowings.................................................................      23

       3.21  Material Contracts.....................................................................      23

       3.22  Insurance..............................................................................      23

       3.23  Customers..............................................................................      24

       3.24  Foreign Corrupt Practices Act..........................................................      24

       3.25  Registration, Information and Special Voting Rights....................................      24

       3.26  Broker's, Finder's or Similar Fees.....................................................      24

       3.27  Disclosure.............................................................................      24

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF INVESTORS............................................      25

       4.1   Status.................................................................................      25

       4.2   Authorization; No Contravention........................................................      25

       4.3   Binding Effect.........................................................................      25

       4.4   No Legal Bar...........................................................................      25

       4.5   Purchase for Own Account...............................................................      25

       4.6   No Public Market.......................................................................      26

       4.7   Disclosure of Information..............................................................      26

       4.8   Investment Experience..................................................................      26

       4.9   Restricted Securities..................................................................      26

       4.10  Broker's, Finder's or Similar Fees.....................................................      26

ARTICLE 5    CONDITIONS TO OBLIGATIONS OF INVESTORS AT CLOSING......................................      27

       5.1   Representations and Warranties; Performance of Covenants...............................      27

       5.2   Proceedings............................................................................      27

       5.3   Compliance Certificate.................................................................      27

       5.4   Secretary's or Director's Certificate..................................................      27
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       5.5   Corporate Approval and Documents.......................................................      28

       5.6   Subscription for Series A Preferred Shares Permitted by Applicable Laws................      28

       5.7   Due Diligence..........................................................................      28

       5.8   Opinions of Company Counsel............................................................      28

       5.9   Shareholders Agreement.................................................................      28

       5.10  Registration Rights Agreement..........................................................      28

       5.11  Constitutive Documents.................................................................      28

       5.12  Consents and Approvals.................................................................      29

       5.13  No Material Adverse Change.............................................................      29

       5.14  Articles of Association................................................................      29

       5.15  Transfer of Shares Under Company Share Plan............................................      29

       5.16  Election of Series A Designees to the Board............................................      29

       5.17  Employment and Non-Compete Agreements..................................................      29

       5.18  Investors' Business Principles.........................................................      29

       5.19  Dividends..............................................................................      30

       5.20  Shareholder Loans......................................................................      30

       5.21  "Red Chip" Issue.......................................................................      30

       5.22  Foreign Exchange Registration..........................................................      30

ARTICLE 6    CONDITIONS TO OBLIGATIONS OF COMPANY AT CLOSING........................................      30

       6.1   Representations and Warranties.........................................................      30

       6.2   Compliance with this Agreement.........................................................      30

       6.3   Issuance of Shares Permitted by Applicable Laws........................................      30

       6.4   Consents and Permits...................................................................      31

       6.5   Payment of Subscription Price..........................................................      31

       6.6   Execution of Transaction Documents.....................................................      31

ARTICLE 7    COVENANTS OF COMPANY, BVI SUBSIDIARY, PRC SUBSIDIARY, ORDINARY SHAREHOLDERS
             AND FOUNDER............................................................................      31

       7.1   Covenants Until Closing................................................................      31

       7.2   Covenants After Closing................................................................      32
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       7.3   Founder's Covenants After Closing......................................................      34

ARTICLE 8    TERMINATION............................................................................      34

       8.1   Termination............................................................................      34

       8.2   Effect of Termination..................................................................      34

ARTICLE 9    INDEMNIFICATION........................................................................      35

       9.1   Indemnification by the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary
       Shareholders (other than Smart Create).......................................................      35

       9.2   Founder's Guarantee....................................................................      35

       9.3   Indemnification by the Investors.......................................................      36

       9.4   Enforcement Action.....................................................................      36

ARTICLE 10   MISCELLANEOUS..........................................................................      36

       10.1  Survival of Representations and Warranties.............................................      36

       10.2  Notices................................................................................      36

       10.3  Successors and Assigns.................................................................      37

       10.4  Amendment and Waiver...................................................................      38

       10.5  Signatures; Counterparts...............................................................      38

       10.6  Headings...............................................................................      38

       10.7  Governing Law..........................................................................      38

       10.8  Arbitration............................................................................      39

       10.9  Severability...........................................................................      39

       10.10 Rules of Construction..................................................................      40

       10.11 Entire Agreement.......................................................................      40

       10.12 Certain Expenses.......................................................................      40

       10.13 Publicity..............................................................................      40

       10.14 Further Assurances.....................................................................      40

       10.15 No Strict Construction.................................................................      41

       10.16 Confidentiality........................................................................      41
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
SCHEDULE 1             LIST OF FOUNDER AND ORDINARY SHAREHOLDERS

                       PART 1 FOUNDER

                       PART 2 ORDINARY SHAREHOLDERS

SCHEDULE 2             LIST OF INVESTORS

SCHEDULE 3             PART 1 LIST OF SHAREHOLDERS BEFORE CLOSING

                       PART 2 LIST OF SHAREHOLDERS AFTER CLOSING

SCHEDULE 4             MANAGEMENT TEAM

SCHEDULE 5             INVESTORS' BUSINESS PRINCIPLES DECLARATION

SCHEDULE 6             DISCLOSURE SCHEDULE

EXHIBIT A              ARTICLES OF ASSOCIATION

EXHIBIT B              SHAREHOLDERS AGREEMENT

EXHIBIT C              REGISTRATION RIGHTS AGREEMENT

EXHIBIT D              FORM OF CAYMAN COUNSEL LEGAL OPINION

EXHIBIT E              FORM OF PRC COUNSEL LEGAL OPINION

EXHIBIT F              FORM OF EMPLOYMENT AND NON-COMPETE AGREEMENT

EXHIBIT G              RED CHIP FINANCING PLAN

                                     - v -

                SERIES A PREFERRED SHARES SUBSCRIPTION AGREEMENT

THIS SERIES A PREFERRED SHARES SUBSCRIPTION AGREEMENT (this "AGREEMENT") is made as of March 28, 2006, by and among E-house (China) Investments Holding Limited [CHINESE CHARACTERS], an exempted company with limited liability organized and existing under the laws of the Cayman Islands (company registration no.CR-139297) (the "COMPANY"), E-house Real Estate Limited [CHINESE CHARACTERS], a wholly owned subsidiary of the Company and an international business company organized and existing under the laws of the British Virgin Islands (the "BVI SUBSIDIARY"), Shanghai Real Estate Consultant and Sales (Group) Co., Limited [CHINESE CHARACTERS], a wholly foreign-owned enterprise established under the laws of the PRC (the "PRC SUBSIDIARY"), the Founder listed in Part 1 of Schedule 1 attached hereto (the "FOUNDER"), each of the Ordinary Shareholders listed in
Part 2 of Schedule 1 attached hereto (each an "ORDINARY SHAREHOLDER" and collectively, the "ORDINARY SHAREHOLDERS"), CHF Investment Limited, a limited liability partnership organized and existing under the laws of the British Virgin Islands ("CHF"), DLJ Real Estate Capital Partners III, L.P., a limited liability partnership organized and existing under the laws of Delaware U.S.A ("DLJ"), RECP III Co-Investors A. L.P., a limited liability partnership organized and existing under the laws of Delaware U.S.A. ("RECP") and other subscribers of the Series A Preferred Shares (as defined below) listed in
Schedule 2 attached hereto (each an "INVESTOR", and collectively, the "INVESTORS").

                                    RECITALS

WHEREAS, the Company owns the entire registered capital of the PRC Subsidiary, which is licensed to engage in the real estate services business in China;

WHEREAS, the Company wishes to issue to the Investors, and the Investors wish to subscribe for, a certain number of the Series A Preferred Shares of the Company as set forth opposite their respective names in Schedule 2 attached hereto upon the terms and conditions of this Agreement;

WHEREAS, the Company, the Investors and the Ordinary Shareholders intend to enter into a Shareholders Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1   Definitions

      As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

      "2005 AUDITED FINANCIAL STATEMENTS" shall have the meaning ascribed to it in Section 3.9(a) hereof.

      "2006 AUDITED INCOME STATEMENT" shall mean the consolidated income statement of the Group for the financial year ended December 31, 2006 audited and approved by the Auditor in conformity with IFRS.

      "2006 NET EARNINGS" shall mean the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2006, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Group that is stated in Renminbi as determined from the 2006 Audited Income Statement.

      "2007 AUDITED INCOME STATEMENT" shall mean the consolidated income statement of the Group for the financial year ended December 31, 2007 audited and approved by the Auditor in conformity with IFRS.

      "2007 NET EARNINGS" shall mean the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2007, rounded to the nearest ten thousandth USD) of the Net Earnings of the Group that is stated in Renminbi as determined from the 2007 Audited Income Statement.

      "ACTUAL GROWTH RATE" shall mean the percentage of increase of the 2007 Net Earnings over the 2006 Net Earnings, which is stipulated as (2007 Net Earnings - 2006 Net Earnings) / 2006 Net Earnings.

      "AFFILIATE" shall mean with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or under common control with the first mentioned Person. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and under "COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "AGREEMENT" shall have the meaning ascribed to it in the preamble.

      "ANTICIPATED 2006 NET EARNINGS" shall mean the anticipated Net Earnings of the Group for the financial year ended December 31, 2006, being an amount that is US$15,000,000.

      "ANTICIPATED GROWTH RATE" shall mean the anticipated percentage of increase of the 2007 Net Earnings over the 2006 Net Earnings, being a percentage that is fifty percent (50%).

      "ARTICLES OF ASSOCIATION" shall mean the Amended and Restated Memorandum and Articles of Association of the Company, substantially in the form attached hereto as Exhibit A.

      "ASSETS AND PROPERTIES" of any Person shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), operated, owned or leased by such Person, including without limitation, goodwill, cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property Rights.

      "ASSOCIATE" shall mean, with respect to any Person, any corporation or other business organization of which such Person is a senior officer, director or partner, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity or any spouse, children, grandchildren, parents, parents-in-law or siblings of such Person, or a trust primarily for the benefit of any of the foregoing.

      "AUDITOR" shall mean Deloitte Touche Tohmatsu, Shanghai office or any successor auditor retained by the Company being one of the "BIG-4" international accounting firms.

      "AUTHORIZATION" shall mean any license or approval (howsoever evidenced), registration, filing or exemption from, by or with any Governmental Authority, and all corporate, creditors' and shareholders' approvals or consents.

      "BENEFIT PLAN" means any Plan established by the Company, the BVI Subsidiary or the PRC Subsidiary existing at Closing Date or prior thereto, to which the Company, the BVI Subsidiary or the PRC Subsidiary contributes or has contributed, or under which any employee, former employee or director of the Company or any of the BVI Subsidiary and the PRC Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights whether provided by the Company or any of the BVI Subsidiary or the PRC Subsidiary or pursuant to any governmental program, or otherwise.

      "BOARD OF ARBITRATION" shall have the meaning ascribed to it in Section 10.8(a) hereof.

      "BOARD OF DIRECTORS" shall mean the board of directors of the Company or any of its Subsidiaries, as the context may require.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in China, Hong Kong or New York are authorized or required by law or governmental order to close.

      "BUSINESS OR CONDITION OF THE GROUP" shall mean the business, condition (financial or otherwise), results of operation and Assets and Properties of the Company and its Subsidiaries taken as a whole.

      "BUSINESS PLAN" shall have the meaning ascribed to it in Section 3.9(b) hereof.

      "BVI SUBSIDIARY" shall have the meaning ascribed to it in the preamble.

      "CLOSING" shall have the meaning ascribed to it in Section 2.2 hereof.

      "CLOSING DATE" shall have the meaning ascribed to it in Section 2.2 hereof.

      "CNY" or "RENMINBI" shall mean the lawful currency of the PRC.

      "COMPANY" shall have the meaning ascribed to it in the preamble.

      "COMPANY SHARE PLAN" shall mean an employee share ownership plan to be established by the Company pursuant to which shares will be granted out of the Company Share Pool.

      "COMPANY SHARE POOL" shall mean the pool of 3,636,364 Ordinary Shares which shall be transferred from On Chance Inc. to certain management personnel and employees of the Company and its Subsidiaries, including the Management Team but excluding the Chief Financial Officer of the Company appointed for a Qualified IPO, covering five percent (5%) of the aggregate number of issued and outstanding shares (including Ordinary Shares and the Series A Preferred Shares) of the Company on an as-converted and fully diluted basis as of the Closing Date, which shall be only granted pursuant to the Company Share Plan.

      "COMPETITIVE POSITION" shall mean serving in a senior management capacity, as an employee, consultant, advisor or otherwise, for any Person that engages in business of real estate intermediary services anywhere in China, including Hong Kong, Macau and Taiwan.

      "CONFIDENTIAL INFORMATION" shall mean information of a confidential nature created, discovered, prepared or otherwise developed by the Company or any of its Subsidiaries, which is generally unavailable to the public and has a material economic value in the business in which the Company or any of its Subsidiaries is engaged. Such Confidential Information includes but is not limited to, customer lists, pricing, marketing and sales strategies, employee and consultant rosters and other business or financial information or know-how developed by or disclosed to the Company or any of its Subsidiaries.

      "CONTINGENT OBLIGATION" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person's property is bound.

      "CONTRACTUAL OBLIGATIONS" shall have the meaning ascribed to it in Section
      3.2 hereof.

      "DISCLOSURE SCHEDULE" shall have the meaning ascribed to it in the first paragraph of Article 3 hereof.

      "ENVIRONMENTAL LAWS" shall mean any applicable present national, territorial, provincial, foreign or local law, common law doctrine, rule, order, decree, judgment, injunction or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety, together with any other laws (national, territorial, provincial, foreign or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, ground water, personal property or structures.

      "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended.

      "FINAL OWNERSHIP" shall have the meaning ascribed to it in Section 2.5(a) hereof.

      "FOUNDER" shall have the meaning ascribed to it in the preamble.

      "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, province, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GROUP" shall mean the Company and its Subsidiaries, collectively.

      "HAZARDOUS MATERIALS" shall mean any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or by-product, radioactive substance, solid waste, special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, limited or prohibited under any Environmental Law.

      "HONG KONG" shall mean the Special Administration Region of Hong Kong.

      "IFRS" shall mean the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

      "INDEBTEDNESS" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, any obligation for the payment of money and any obligation evidenced by bonds, debentures, notes or similar instruments, (ii) the available amount of all letters of credit or obligations in respect of bankers acceptances issued for the account of such Person and all unpaid drawings with respect thereto, (iii) all liabilities secured by any Lien on any property or assets owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all guaranties and similar undertakings to assume or pay the Indebtedness for borrowed money of other Person, and (vi) any Contingent Obligation of such Person incurred in respect of any Indebtedness referred to in (i) to (v) above.

      "INITIAL OWNERSHIP" shall have the meaning ascribed to it in Section 2.1 hereof.

      "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning ascribed to it in
      Section 3.15 hereof.

      "INVESTMENT ASSETS" shall mean all debentures, notes and other evidences of Indebtedness, shares, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary (other than securities issued by any Subsidiary).

      "INVESTOR" or " INVESTORS" shall have the meaning ascribed to it in the preamble.

      "KNOWLEDGE OF THE COMPANY" shall mean the knowledge of the Management Team and the Founder, obtained after due inquiries and with (i) best endeavors with respect to the Company, the BVI Subsidiary and the PRC Subsidiary, and (ii) reasonable endeavors with respect to all the Subsidiaries of the Company other than the BVI Subsidiary and the PRC

      Subsidiary, on the part of the Management Team and the Founder, as the case may be, to ensure that the same is true and correct in all material respects. With respect to a member of the Management Team, his or her knowledge for the purpose of this definition shall be deemed to be his or her knowledge taking account of and having regard to the length and scope of his or her employment or engagement with the relevant entity.

      "LAWS" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements of any Governmental Authority having the effect of law in the PRC, the Cayman Islands, Hong Kong or any other country or region.

      "LICENSES" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

      "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim, restriction or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred share and equity related preferences) including without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.

      "MANAGEMENT ACCOUNTS" shall have the meaning ascribed to it in Section 3.9(a) hereof.

      "MANAGEMENT TEAM" shall mean the individuals listed on Schedule 4 attached hereto.

      "MATERIAL ADVERSE EFFECT" shall mean any (a) event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of the Company and its Subsidiaries, either individually or taken as a whole, or (b) material impairment of the ability of any member of the Company and its Subsidiaries to perform their respective material obligations hereunder or under each of the other Transaction Documents, as applicable.

      "MATERIAL CONTRACTS" shall have the meaning ascribed to it in Section 3.21 hereof.

      "NET EARNINGS" shall mean the consolidated and normalized positive profit after tax (less one-off, non-recurring and extraordinary items) attributable to the shareholders of the Company. For the avoidance of doubt, non-recurring items shall mean profits from activities not related to the principal business of the Company and its Subsidiaries, including without limitation, the profits from sales of real properties.

      "ON CHANCE " shall mean On Chance Inc., an international business company organized and existing under the laws of the British Virgin Islands.

      "ORDINARY SHAREHOLDERS" shall have the meaning ascribed to it in the preamble.

      "ORDINARY SHARES" shall mean the Company's ordinary shares, par value US$0.001 per share.

      "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

      "OWNERSHIP" of any person at any time means the percentage owned by such person of all Ordinary Shares in issue at such time on a fully diluted and as converted basis, assuming the exercise, conversion or exchange of all options, warrants and other securities exercisable for or convertible or exchangeable into Ordinary Shares (including without limitation the conversion of all Series A Preferred Shares), regardless of whether such options, warrants or other securities are currently exercisable, convertible or exchangeable at such time.

      "PERMITTED TRANSFEREE" shall have the meaning ascribed to it in the Shareholders Agreement.

      "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      "PLAN" shall mean any bonus, incentive compensation, employment, deferred compensation, pension, profit sharing, retirement, share purchase, share option, share ownership, share appreciation rights, phantom share, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, change of control separation or other employee benefit plan, practice, policy, agreement or arrangement of any kind, whether written or oral, and whether or not required by applicable law.

      "PRC" and/or "CHINA" shall mean the People's Republic of China, and for purpose of this Agreement, does not include Taiwan and the Special Administration Regions of Hong Kong and Macau.

      "PRC GAAP" shall mean the generally accepted accounting principles of the PRC in effect from time to time and applied on a consistent basis.

      "PRC SUBSIDIARY" shall have the meaning ascribed to it in the preamble.

      "PROJECTIONS" shall have the meaning ascribed to it in Section 3.9(b) hereof.

      "QUALIFIED IPO" shall have the meaning ascribed to it in the Shareholders Agreement.

      "RED CHIP FINANCING PLAN" shall mean a red chip financing plan substantially in the form attached hereto as Exhibit G.

      "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall have the meaning ascribed to in Section 3.15 hereof.

      "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

      "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended.

      "SERIES A PREFERRED SHARES" shall mean the convertible redeemable participating series A preferred shares, par value US$ 0.001 per share, of the Company.

      "SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement substantially in the form attached hereto as Exhibit B.

      "SUBSCRIPTION PRICE" shall have the meaning ascribed to it in Section 2.1 hereof.

      "SMART CREATE" shall mean Smart Create Group Limited, an international business company organized and existing under the laws of the British Virgin Islands.

      "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "SUBSIDIARY" or to "SUBSIDIARIES" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

      "TAX" shall mean any federal, state, national, provincial, territorial, local or foreign income, gross receipts, royalty, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, equity capital, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "TAX RETURNS" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Shareholders Agreement, the Registration Rights Agreement and the Articles of Association.

      "USD", "US DOLLAR" or "US$" shall mean the lawful currency of the United States of America.

1.2   Accounting Terms

      All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in accordance with IFRS. Financial statements and other accounting information furnished pursuant to this Agreement or other Transaction Documents shall be prepared in accordance with IFRS as in effect at the time of such preparation.

                                   ARTICLE 2

                  SUBSCRIPTION FOR SERIES A PREFERRED SHARES

2.1 Subscription for Series A Preferred Shares; Subscription Price Subject to the terms and conditions set forth herein, the Company will issue to the Investors, and the Investors agree that they will subscribe for, the number of Series A Preferred Shares set forth opposite each Investor's name in Schedule 2 attached hereto. The obligations of the Investors with respect to the subscription, including the obligation to pay the Subscription Price, are several and not joint. The Series A Preferred Shares shall have the powers, rights and preferences set forth in the Shareholders Agreement to be executed by the parties thereto as soon as practicable after the date hereof (and, in any event, on or prior to the Closing) and/or the Articles of Association to be adopted at the general meeting of the Company to be held or by the requisite written consent to be obtained as soon as practicable after the date hereof (and, in any event, on or prior to the Closing). The aggregate subscription price for the Series A Preferred Shares shall be US$24,999,999.20 ("SUBSCRIPTION PRICE"). The price per Series A Preferred Share at which the Series A Preferred Shares are subscribed for by the Investors shall be US$1.10, and the total number of Series A Preferred Shares to be subscribed for by the Investors shall be 22,727,272 shares, representing a 31.25% Ownership in the Company immediately after the Closing (the "INITIAL OWNERSHIP"). Unless otherwise provided in this Agreement, Ownership of the Investors shall mean the total ownership held by the Investors.

2.2   Closing

      The purchase and sale of the Series A Preferred Shares shall take place at a closing (the "CLOSING") to be held at the offices of Jones Day, 31st Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong, on April 11, 2006, New York time, or at such other time and place as the Company and the Investors may agree upon in writing (the "CLOSING DATE"), subject to the satisfaction or waiver of the conditions set forth in Articles 5 and 6 hereof.

2.3   Payment of Subscription Price

      Payment of the Subscription Price shall be made to the Company on the Closing Date by the Investors by delivery to the Company of (i) wire transfer in immediately available funds to such account as designed by the Company at least ten (10) Business Days prior to the Closing Date to the Investors in writing, or (ii) cancellation of indebtedness as contemplated under the Red Chip Financing Plan (as defined hereafter)

2.4   Closing Deliveries

      At the Closing, subject to the terms and conditions of this Agreement, the Company will deliver to the Investors (a) a copy of the certificate representing the Series A Preferred Shares issued at the Closing to each Investor against payment of the corresponding portion of the Subscription Price by such Investor, (b) a copy of the register of directors certified by a director of the Company evidencing the appointment of the directors nominated by the Investors, and (c) a copy of the register of members duly certified by a director of the Company evidencing the names of the Investors and the number of Series A Preferred Shares subscribed by the Investors under this Agreement.

2.5   Ownership Adjustment

(a) If the 2006 Net Earnings are less than the Anticipated 2006 Net Earnings, the final aggregate Ownership of the Investors in the Company after the adjustment is made pursuant to this Section 2.5, if any (the "FINAL OWNERSHIP"), shall remain unchanged as the Initial Ownership of the Investors in the Company.

(b) If the 2006 Net Earnings are equal to or more than the Anticipated 2006 Net Earnings:

      (i) In the event (A) the Actual Growth Rate is less than 25% and (B) a Qualified IPO of the Company has not been completed prior to December 31, 2007, the Final Ownership of the Investors shall remain unchanged as the Initial Ownership of the Investors in the Company.

      (ii) In the event (A) the Actual Growth Rate is more than 25% but less than the Anticipated Growth Rate and (B) a Qualified IPO of the Company has not been completed prior to December 31, 2007, the Final Ownership of the Investors shall be adjusted in accordance with the following formula within twenty (20) Business Days following the issue of the 2007 Audited Income Statement:

            FO=SP / AV1

            The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate (as defined in the Articles of Association) of the Series A Preferred Shares in accordance with the following formula within twenty (20) Business Days following the issue of the 2007 Audited Income Statement:

            CR1=TP x (AV1-SP) / (SP x OS)

            For purposes of this Section 2.5(b)(ii), (1) FO shall mean the Final Ownership, as adjusted pursuant to this Section 2.5; (2) SP shall mean the Subscription Price paid by the Investors at Closing; (3) AV1 shall mean the adjusted valuation of the Company, which shall be the lesser of US$120,000,000 or the product of (X) the sum of 6 times of the 2006 Net Earnings and 6 times of the 2007 Net Earnings divided by (Y) 2.5; (4) OS shall mean the total number of Ordinary Shares held by the Ordinary Shareholders at Closing; (5) TP shall mean the total number of Series A Preferred Shares held by the Series A Preferred Shareholders at Closing; and (6) CR1 shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are converted into Ordinary Shares.

            Not withstanding anything contained herein to the contrary, in the event AV1 as determined hereof is less than US$90,000,000, the Final Ownership of the Investors shall remain unchanged as the Initial Ownership of the Investors in the Company, and the Conversion Rate of the Series A Preferred Shares will remain the same as the initial Conversion Rate.

      (iii) In the event a Qualified IPO of the Company has been completed on or prior to December 31, 2007, the Final Ownership of the Investors shall be adjusted in accordance with the following formula:

            FO = SP / AV2

            The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate of the Series A Preferred Shares in accordance with the following formula:

            CR2=TP x (AV2-SP) / (SP x OS)

            For purposes of this Section 2.5(b)(iii), (1) FO shall mean the Final Ownership, as adjusted pursuant to this Section 2.5; (2) SP shall mean the Subscription Price paid by the Investors at Closing;
            (3) AV2 shall mean the adjusted valuation of the Company, which shall be the lesser of US$120,000,000 or 6 times of the 2006 Net Earnings; (4) OS shall mean the total number of Ordinary Shares held by the Ordinary Shareholders at Closing; (5) TP shall mean the total number of Series A Preferred Shares held by the Series A Preferred Shareholders at Closing; and (6) CR2 shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are automatically converted into Ordinary Shares upon the closing of the Qualified IPO of the Company, provided, however, the Conversion Rate of the Series A Preferred Shares shall remain unchanged as the initial Conversion Rate if the Qualified IPO of the Company does not complete by December 31, 2007.

      (iv) In the event a Qualified IPO of the Company has been completed between January 1, 2008 and the date the 2007 Audited Income Statement is issued by the Auditor, the Final Ownership of the Investors shall be adjusted in accordance with the formula set forth in Section 2.5(b)(iii) above upon the closing of the Qualified IPO of the Company.

            The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate of the Series A Preferred Shares in accordance with the formula set forth in Section 2.5(b)(iii) above.

(c) If (i) the 2006 Net Earnings are equal to or more than the Anticipated 2006 Net Earnings, but (ii) a Qualified IPO of the Company has not been completed prior to the date the 2007 Audited Income Statement is issued by the Auditor, in the event the Actual Growth Rate is equal or more than the Anticipated Growth Rate, the Final Ownership of the Investors shall be adjusted in accordance with the formula set forth in Section 2.5(b)(ii) above within twenty (20) Business Days following the issue of the 2007 Audited Income Statement.

      The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate of the Series A Preferred Shares in accordance with the formula set forth in Section 2.5(b)(ii) above within twenty (20) Business Days following the issue of the 2007 Audited Income Statement.

                                   ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF COMPANY, BVI SUBSIDIARY, PRC
                      SUBSIDIARY AND ORDINARY SHAREHOLDERS

      Subject to such exceptions as may be specifically set forth in the disclosure schedule attached to this Agreement as Schedule 6 (the "DISCLOSURE SCHEDULE"), each of the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders (other than Smart Create) hereby, jointly and severally, and Smart Create, severally but not jointly, with respect to Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.19(a) only, represents and warrants to the Investors as set forth below as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date). The section numbers and letters of the Disclosure Schedule correspond to the section numbers and letters of this Agreement and the disclosures in any section of the Disclosure Schedule shall qualify the corresponding section in this
      Article 3.

      Notwithstanding anything contained herein to the contrary, the representations and warranties under this Article 3 with respect to the Subsidiaries of the Company other than the BVI Subsidiary and the PRC Subsidiary are made on the basis that breach of such representations or warranties would not cause a Material Adverse Effect to the Business or Condition of the Group.

      3.1   Corporate Organization, Existence and Power

            The Company, each of its Subsidiaries and each of the Ordinary
            Shareholders: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to carry on its business as now conducted; (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party upon the adoption of the Articles of Association on or prior to the Closing Date. The constitutional documents and related certificates of the Company and each of its Subsidiaries are valid and have been duly approved or issued (as applicable) by competent Governmental Authorities of the relevant jurisdictions. Section 3.1 of the Disclosure Schedule contains a true, complete and correct list of the Company, each Subsidiary and each Ordinary Shareholder, its directors and shareholders, its jurisdiction of incorporation and each jurisdiction where its ownership, lease or operation of property or the conduct of its business would require it to be qualified to do business. Without limiting the generality of the foregoing representations and warranties and except as disclosed in Section 3.1 of the Disclosure Schedule, the Company was formed solely to form and hold all the equity interest in the PRC Subsidiary and since its formation has not engaged in any business and has not incurred any liability other than in the course of forming and holding its equity interest in the PRC Subsidiary.

      3.2   Corporate Authorization; No Conflicts

            The execution, delivery and performance by the Company, the BVI Subsidiary, the PRC Subsidiary and each of the Ordinary Shareholders of this Agreement and each of the other Transaction Documents to which they are or will be parties and the consummation of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Series A Preferred Shares: (a) have been (in the case of this Agreement) and will be

      (in the case of the other Transaction Documents) duly authorized by all necessary corporate, and if required, shareholder action on or prior to the Closing Date; (b) do not conflict with the terms of its articles of association or similar constitutive documents (as applicable), or any amendment thereof or any Laws applicable to the Company, its Subsidiaries or any of the Ordinary Shareholders or their assets, business or properties as of the Closing Date; (c) do not (i) conflict with, contravene, result in any violation or breach of or default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment under, or
      (iii) require modification, acceleration or cancellation of any provision of any security issued by such Person in any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person or its property is bound, or any amendment of any of the foregoing (collectively, "CONTRACTUAL OBLIGATIONS"); and (d) do not result in the creation of any Lien against any property, asset or business of the Company or any of its Subsidiaries or any of the Ordinary Shareholders or the suspension, revocation, impairment, forfeiture or non renewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries or any of the Ordinary Shareholders, or their businesses or operations or any of their assets or properties.

3.3   Governmental Authorization

      To the Knowledge of the Company and except as disclosed in Section 3.3 of the Disclosure Schedule, no other approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority in respect of any Law (in any jurisdiction in which the Company or its Subsidiaries or the Ordinary Shareholders operate, are organized or licensed to do business) or Contractual Obligation, and no lapse of a waiting period under any Law (in any jurisdiction in which the Company or its Subsidiaries or the Ordinary Shareholders operate, are organized or licensed to do business) or Contractual Obligation is necessary or required in connection with the execution, delivery or performance by (including without limitation, the issuance of Ordinary Shares upon the conversion of the Series A Preferred Shares) the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

3.4   Binding Effect; Enforceability

      This Agreement has been, and each of the other Transaction Documents to which the Company, the BVI Subsidiary, the PRC Subsidiary or the Ordinary Shareholders will be a party shall be, duly executed and delivered by the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders, and this Agreement constitutes, and such other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders (as applicable) enforceable against the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders (as applicable) in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

3.5   No Legal Bar

      Except as disclosed in Section 3.5 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement and the other Transaction Documents, nor the issuance of or performance of the terms of the Series A Preferred Shares violates any Law currently in force in any jurisdiction in which the Company or its Subsidiaries or the Ordinary Shareholders operate, are organized or licensed to do business.

3.6   Litigation

      To the Knowledge of the Company and except as disclosed in Section 3.6 of the Disclosure Schedule, there are no legal actions, suits, proceedings or claims pending in any jurisdiction in which the Company or its Subsidiaries or the Ordinary Shareholders operate, are organized or licensed to do business, or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any governmental entity or authority against or affecting the Business or Condition of the Group, or any of the Ordinary Shareholders, and, to the Knowledge of the Company, there are no facts or circumstances in existence that would give rise to the same except those that would not be reasonable expected to have a Material Adverse Effect on the Business or Condition of the Group. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the other Transaction Documents. Except as disclosed in
      Section 3.6 of the Disclosure Schedule, the Company and its Subsidiaries have not commenced and do not currently intend to initiate any legal action, suit, proceeding or claim.

      The Founder is not involved, or has during the previous two years ending on the date of this Agreement been involved in any litigation in any jurisdiction, including without limitation, any civil, criminal, arbitration, administrative or bankruptcy proceedings. There are no such proceedings in any jurisdiction pending or threatened by or against any of the Founder.

3.7   Compliance with Laws

      To the Knowledge of the Company and except as disclosed in Section 3.7 of the Disclosure Schedule, the Company and all of its Subsidiaries are not in violation of any applicable Laws of any jurisdiction in which the Company or its Subsidiaries conduct their business or own Assets and Properties, of which the violation would cause a Material Adverse Effect to the Business or Condition of the Group.

3.8   Governmental Licenses

      To the Knowledge of the Company, all Licenses with the Governmental Authorities of relevant jurisdictions required by applicable Laws in respect of the Company and each of its Subsidiaries and their operations, including but not limited to the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly obtained in accordance with the relevant rules and regulations, except for those the failure of obtaining would not cause a Material Adverse Effect to the Business or Condition of the

      Group. Section 3.8 of the Disclosure Schedule contains a true, complete and correct list of all material Licenses used in the business or operations of the Company or any of its Subsidiaries, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to the Investors true and complete copies of all such Licenses.

(a) The Company and each of its Subsidiaries validly holds all Licenses that are necessary to conduct its business and to operate its Assets and Properties under the current applicable Laws of the relevant jurisdiction(s);

(b) Each License listed in Section 3.8 of the Disclosure Schedule is valid, binding and in full force and effect;

(c) In respect of any Licenses required for the conduct of any part of the business of the Company or any of its Subsidiaries which are subject to periodic renewal, neither the Company nor any of its Subsidiaries has any reason to believe that such requisite renewals will not be timely granted by the relevant Government Authorities; and

(d) The Company and each of its Subsidiaries have been conducting and will conduct their business activities within the permitted scope of business outlined in the Licenses or are otherwise operating their business in compliance with all relevant published legal requirements and with all requisite Authorizations granted by competent Government Authorities.

To the Knowledge of the Company and except as disclosed in Section 3.8 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default, or has received any notice notifying revocation of any such License for noncompliance or the need for compliance or remedial actions under any such License listed in Section 3.8 of the Disclosure Schedule.

3.9   Financial Statements

(a) The Company has made available to the Investors true, complete and correct copies of the following:

      (i) the balance sheet of the PRC Subsidiary as of December 31, 2005 and the related statements of income, cash flow and changes in shareholders' equity, together with the notes thereto, audited and approved by the Auditors (the "2005 AUDITED FINANCIAL STATEMENTS")

      (ii) the management profit and loss accounts of the PRC Subsidiary for the months ended January 31, 2006 and February 28, 2006 (the "MANAGEMENT ACCOUNTS"); and

      (iii) the profit and loss accounts and balance sheets of the Company as of December 31, 2005 and for the two months ended January 31, 2006 and February 28, 2006.

      The 2005 Audited Financial Statements fairly present, on a consolidated basis, the financial position of the PRC Subsidiary, as of the respective dates thereof, and the results of operations and cash flows of the PRC Subsidiary on a consolidated basis as of the respective dates or for the respective periods set forth therein in conformity with IFRS.

      The Management Accounts were prepared by the PRC Subsidiary in good faith in a manner materially consistent with past practice. As of the dates of the 2005 Audited Financial Statements, the PRC Subsidiary had no obligation, indebtedness or liability, which was required under IFRS to be reflected or reserved against, but was not reflected or reserved against in the balance sheets or the notes thereto which are part of the 2005 Audited Financial Statements. Except as disclosed in Section 3.9 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any Indebtedness of any Person. Each of the PRC Subsidiary and other Subsidiaries of the Company maintains a standard system of accounting established and administered in accordance with PRC GAAP.

(b) Projections and Business Plan. A copy of the business plan dated March 19, 2006 (the "BUSINESS PLAN") and the projections dated March 19, 2006 (the "PROJECTIONS") of the Company and its Subsidiaries, as updated in writing by the Company and delivered to the Investors prior to the Closing Date is set forth in Section 3.9(b) of the Disclosure Schedule. The Business Plan and the Projections were prepared by the Company in good faith in the ordinary course of its operations consistent with past practice and on a best-effort basis after careful examination and due consideration of all relevant factors. The Projections are the most current projections prepared by the Company relating to the periods covered thereby, and are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof. The Business Plan does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company has not delivered to any person outside the Company any later dated business plans or projections.

3.10  Absence of Certain Changes or Events

      To the Knowledge of the Company and except as disclosed in Section 3.10 of the Disclosure Schedule, since February 28, 2006, there has not been any material changes in the assets, liabilities, financial condition or operating results of the Company and its Subsidiaries, individually or taken as a whole, that have had a Material Adverse Effect on the Business or Condition of the Group, or would reasonably be expected to prevent the Company or its Subsidiaries from consummating the transactions contemplated under this Agreement and the other Transaction Documents.

3.11  Taxes

(a) Except as disclosed in Section 3.11(a) of the Disclosure Schedule, each of the Company and its Subsidiaries has filed all Tax Returns it was required to file. All such Tax Returns are true, correct and complete in all material respects. All Taxes due and owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid, except where the failure to make such payment would not cause a Material Adverse Effect to the Business or Condition of the Group. Neither the Company nor its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. To the Knowledge of the Company, except as disclosed in Section 3.11(a) of the Disclosure Schedule, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that the

      Company or its Subsidiaries is or may be subject to taxation by that jurisdiction. Except as disclosed in Section 3.11(a) of the Disclosure Schedule, there are no Liens on any of the Assets and Properties of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. To the Knowledge of the Company, each of the Company and its Subsidiaries has withheld and paid all Taxes required by applicable Laws to have been withheld and paid in connection with amounts paid or owing to any employees except where the failure to make such payment would not cause a Material Adverse Effect to the Business or Condition of the Group. Neither the Company nor any of its Subsidiaries has knowingly waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

3.12  Capitalization; Shareholders List

(a) As of the date hereof, before giving effect to the transactions contemplated hereby, the authorized share capital of the Company consists of 50,000 Ordinary Shares, all of which are issued and outstanding. Part 1 of Schedule 2 provides a true, complete and correct list as of the date hereof, before giving effect to the transactions contemplated hereby and by the other Transaction Documents, of (A) all shareholders owning issued and outstanding shares of the Company, together with the number held by each, and (B) all of the holders of warrants, options, rights and securities convertible into equity capital, together with the number of shares of equity capital to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities. As of the Closing Date, after giving effect to the transactions contemplated hereby and in the other Transaction Documents, there will be: (i) 80,000,000 authorized shares, which consist of (i) 22,727,272 Series A Preferred Shares, all of which are issued and outstanding; and (ii) 57,272,728 Ordinary Shares, of which 50,000,000 shares are issued and outstanding, including 3,636,364 Ordinary Shares to be transferred to the Company Share Pool. All outstanding shares of equity capital of the Company have been duly authorized by all necessary shareholder and other corporate action, and all outstanding shares of equity capital of the Company are, and the Series A Preferred Shares and the Ordinary Shares issuable hereunder or pursuant to the other Transaction Documents upon conversion of the Series A Preferred Shares, when issued, will be validly issued, fully paid and nonassessable and shall be free and clear of all Liens and the issuance of the foregoing has not been or will not be, as the case may be, subject to preemptive rights in favor of any Person nor subject to the consent or approval of any Person or under any Law and will not result in the issuance of any additional shares of equity capital of the Company or the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company. Part 2 of Schedule 2 provides a true, complete and correct list as of the Closing Date, after giving effect to the transactions contemplated hereby and the other Transaction Documents of (A) all shareholders owning the issued and outstanding shares of the Company, together with the number held by each, and (B) all of the holders of warrants, options, rights and securities convertible into equity capital, together with the number of shares of equity capital to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

(b) As of the Closing Date, except for the Series A Preferred Shares, there will be no outstanding securities convertible into or exchangeable for equity capital of the Company or options, warrants or other rights to purchase or subscribe to equity capital of the

      Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any equity capital of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

3.13  Subsidiaries

(a) Section 3.13 of the Disclosure Schedule contains a true, complete and correct list of the shareholding structure of each Subsidiary, including the amount of its share capital or registered capital or other equity capital, and the ownership of each shareholder thereof. All of the outstanding shares or registered capital or other equity capital in the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares or registered capital of, or other ownership interest in each of the Subsidiaries is owned by the Company, the BVI Subsidiary, the PRC Subsidiary, or its respective shareholders, as disclosed in Section 3.13 of the Disclosure Schedule, free and clear of any Liens. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary. Except as disclosed in Section 3.13(a) of the Disclosure Schedule, none of the Subsidiaries own, of record or beneficially, any direct or indirect equity or other interest in any other company, partnership, joint venture or other non-corporate business enterprise.

(b) Except as disclosed in Section 3.13(b) of the Disclosure Schedule and except for the Subsidiaries of the Company, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding equity capital or securities convertible into equity capital of any other corporation, or (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

3.14  Property and Assets

(a) To the Knowledge of the Company, Part 1 of Section 3.14(a) of the Disclosure Schedule contains a true, complete and correct list of all real property owned by the Company and its Subsidiaries. The Company and its Subsidiaries have good and marketable title in and to all real property reflected on Part 1 of Section 3.14(a) of the Disclosure Schedule, free and clear of all Liens, liabilities, rights or encumbrances, except such Liens or encumbrances that arise in the ordinary course of business and do not materially impair the ownership or use of such property or assets by the Company or its Subsidiaries, as the case may be. Part 2 of Section 3.14(a) of the Disclosure Schedule contains a true, complete and correct list of all real property leases used by the Company and its Subsidiaries. The Company and its Subsidiaries hold all of the rights, titles and interests of the tenant under the leases reflected on Part 2 of Section 3.14(a) of the Disclosure Schedule, free and clear of all Liens, liabilities and rights. Except as disclosed in Section 3.14(a) of the Disclosure Schedule, the Company and/or its Subsidiaries have good title to all properties used in connection with their respective businesses, free and clear of all Liens, liabilities and rights.

(b) To the Knowledge of the Company, the owned and leased real properties reflected on the Disclosure Schedule have been used and operated by the Company and its Subsidiaries in compliance and conformity with all Contractual Obligations and applicable Laws, except to the extent that the failure so to comply would not, individually or in the aggregate, cause a Material Adverse Effect to the Business or Condition of the Group. Each lease relating to leased real property reflected on the Disclosure Schedule or used in connection with the business of the Company and its Subsidiaries, is in full force and effect and the Company or any of its Subsidiaries enjoy peaceful and undisturbed possession thereunder. There is no default on the part of the Company and its Subsidiaries and there is no event or condition which (with notice or lapse of time, or both) would constitute a default on the part of the Company or any of its Subsidiaries under any such lease. There is no pending or, to the Knowledge of the Company, threatened condemnation or imminent proceedings that would affect any part of the real property or the leased property reflected on the Disclosure Schedule or used in connection with the business of the Company and its Subsidiaries. There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the real property or the leased property on the Disclosure Schedule or used in connection with the business of the Company and its Subsidiaries, at law or in equity, before any national, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would in any way affect title to such real property or leased property.

3.15  Intellectual Property Rights

(a) To the Knowledge of the Company, Part 1 of Section 3.15(a) of the Disclosure Schedule contains a true, complete and correct list of all patents, patent applications, registered trademarks, trademark registration applications, registered service marks, trade names, registered copyrights, copyright registration applications, domain names and licenses (collectively, the "REGISTERED INTELLECTUAL PROPERTY RIGHTS") owned or, listed separately, licensed to or by the Company or any of its Subsidiaries by or to third parties (other than shrink-wrap or standard licenses for commercially available software) and used in the conduct of the business of the Company and its Subsidiaries. To the Knowledge of the Company, except as disclosed in Section 3.15(a) of the Disclosure Schedule, each of the Company and its Subsidiaries owns or has a valid and binding license to use or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, rights in software, domain names, know-how, rights in design and inventions, licenses and other intellectual property rights (the "INTELLECTUAL PROPERTY RIGHTS") necessary for its conduct of the business.

(b) To the Knowledge of the Company, no Intellectual Property Right in any product, service, process, method, substance or other material presently produced by, sold by or employed by the Company or any of its Subsidiaries, or in a product design which has been substantially completed by the Company or any of its Subsidiaries, infringes upon Intellectual Property Rights that are owned by others.

(c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, no litigation is pending and, to the Knowledge of the Company, no claim has been made against the Company or any of its Subsidiaries or is threatened, contesting the right of the Company or any of its Subsidiaries to sell or use any Intellectual Property Right or product, service, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have asserted any claim of infringement, misappropriation or misuse by any Person of any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in the conduct of their business.

(d) Except as disclosed in Section 3.15(d) of the Disclosure Schedule, all material inventions, know-how and all other materials subject to the Intellectual Property Rights that are conceived by employees of the Company or its Subsidiaries and related to the conduct of the business of the Company or its Subsidiaries are "works for hire", and all right, title and interest therein have been transferred and assigned to the Company or its Subsidiaries. The Company and each of its Subsidiaries have taken all commercially reasonable measures to protect and preserve the security, confidentiality and value of all Intellectual Property Rights owned by the Company or any of its Subsidiaries and used in the conduct of the business of the Company and its Subsidiaries, including trade secrets, know-how and other confidential information.

(e) To the Knowledge of the Company, except as disclosed in Section 3.15(e) of the Disclosure Schedule, in respect of Intellectual Property Rights which are material to the operation of the business of the Company and its
      Subsidiaries: (i) no employee, officer or consultant of the Company or any of its Subsidiaries has any proprietary, financial or other interest in any such Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in the conduct of their businesses; and (ii) neither the Company nor any of its Subsidiaries (A) have any obligation to compensate any Person for the use of any such Intellectual Property Rights, or (B) have granted, other than in the ordinary course of business, any license or other right to use any such Intellectual Property Rights used in the conduct of the business of the Company and its Subsidiaries, whether requiring the payment of royalties or not. To the Knowledge of the Company, no statute, law, rule, regulation, standard or code is pending or proposed which would restrict the Company's or any of its Subsidiaries' ability to use any of the Intellectual Property Rights used in the conduct of their business.

3.16  Environmental Matters

      Except as disclosed in Section 3.16 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any applicable Environmental Laws and no material expenditures are required in order to comply with any such Environmental Laws. No Hazardous Materials are used or have been used, stored or disposed of by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other Person on any property owned, lease or used by the Company or its Subsidiaries.

3.17  Labor Agreements and Actions; Employee Compensation

(a) Except as disclosed in Section 3.17(a) of the Disclosure Schedule, the Company is not aware that any member of the Management Team, senior officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each member of the Management Team, senior officer and employee of the Company is terminable at the will of the Company without giving rise to a claim for compensation or damages (other than a statutory severance or redundancy payment or statutory compensation for unfair dismissal). The Company has complied in all material respects with all applicable Laws related to employment.

(b) To the Knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary. No unfair labor practice complaint or sex or age discrimination claim has been brought against the Company or any of the Subsidiaries since the inception of the respective company before any Governmental Authority. Since the inception of the respective company, there has been no work stoppage or strike by employees of the Company or any Subsidiary. During that period, the Company and the Subsidiaries have complied in all material aspects with all applicable Laws relating to the employment of labor, including without limitation, those relating to wages, hours and collective bargaining.

(c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liability (whether legally binding or not) to make any payment to or for the benefit of any employee, officer, consultant, independent contractor or agent in respect of past service, pension or the termination of the employment or engagement of that or any other person (including without limitation, payments for wrongful or unfair dismissal, loss of office or redundancy) that would have a Material Adverse Effect on the Business or Condition of the Group, other than in respect to current month payroll expenses and related deductions in relation to employee and employer contributions.

(d) Except as disclosed in Section 3.17(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries have any contracts, agreements or other arrangements with any member of the Management Team, officer or employee involving any payments in excess of US$100,000 to such individuals, including without limitation, any payment of consideration in connection with the transfer of equity interest in the PRC Subsidiary to the Company (other than in connection with their employment with the Company or any of its Subsidiaries such as their employment agreements or confidentiality, non-compete and intellectual property assignment agreements or share option award agreements).

3.18  Benefit Plans

(a) Except as disclosed in Section 3.18(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan.

(b) Each of the Company and its Subsidiaries has complied with all applicable Laws relating to any of the Benefit Plans. All contributions and payments required to be made by any employees of the Company or any of its Subsidiaries with respect to the employee benefits have been fully deducted and paid to the relevant Governmental Authority, except where the failure to make such payment would not cause a Material Adverse Effect to the Business or Condition of the Group, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has been delinquent in making any payment to or for the benefit of any current or former employee with respect to statutory social insurance plans operated under the Laws of the PRC, except where the failure to make such payment would not cause a Material Adverse Effect to the Business or Condition of the Group.

(d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule, other than statutory social insurance plans operated under the Laws of the PRC, neither the Company nor any of its Subsidiaries provides or is required to provide any retirement, social insurance, life insurance, medical, dental or any other welfare benefits provided on ill-health, injury, death disability or on termination of employment (whether voluntary or involuntary) to any current or former employees of the Company or any of its Subsidiaries.

3.19  Related-Party Transactions

(a) To the Knowledge of the Company and except as disclosed in Section 3.19(a) of the Disclosure Schedule, neither the Management Team nor any directors and shareholders of the Company, the BVI Subsidiary or the PRC Subsidiary:
      (i) owns, directly or indirectly, any interest in (except less than 1% shareholdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a direct competitor, lessor, lessee, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that is used in and material to the conduct of the business of the Company and its Subsidiaries; or (iii) has any cause of action or other claim whatsoever against, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof. Except as disclosed in Section 3.19(a) of the Disclosure Schedule, none of the directors or shareholders of any of the Company's Subsidiaries other than the BVI Subsidiary and the PRC
      Subsidiary: (i) owns, directly or indirectly, any interest exceeding US$500,000 (except less than 1% shareholdings for investment purposes in securities of publicly held and traded companies) in any Person that is, or is engaged in business as, a direct competitor, lessor, lessee, sales agent or customer of, or lender to or borrower from the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property worth more than US$500,000 that is used in and material to the conduct of the business of the Company and its Subsidiaries; or (iii) has any cause of action or other claim whatsoever against the Company or any of its Subsidiaries which would cause a Material Adverse Effect to the Business or Condition of the Group.

(b) To the Knowledge of the Company and except as disclosed in Section 3.19(b) of the Disclosure Schedule, (i) there is no Indebtedness between the Company or any Subsidiary, on the one hand, and the Founder, senior officer, director, Affiliate of the Company or any Subsidiary, or any Associate of any such Founder, officer, director or Affiliate (other than the Company or any Subsidiary), on the other; (ii) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of the Founder, senior officer, director, Affiliate or Associate. Except as disclosed in Section 3.19(b) of the Disclosure Schedule, each of the transactions listed in Section 3.19(b) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 3.19(b) of the Disclosure Schedule, since January 1, 2003, all settlements of intercompany Indebtedness between the Company or any Subsidiary, on the one hand, and any Founder, officer, director, Affiliate or Associate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

3.20  Outstanding Borrowings

      Section 3.20 of the Disclosure Schedule lists (i) the amount of all Outstanding Borrowings of the Company and its Subsidiaries as of the Closing; (ii) the Liens that relate to such Outstanding Borrowings and that encumber the Assets and Properties of the Company; and (iii) the name of each lender thereof.

3.21  Material Contracts

      Section 3.21 of the Disclosure Schedule contains a true, complete and correct list of all contracts, agreements, commitments and other Contractual Obligations of the Group that have not expired or been substantially performed, whether written or oral, other than (a) the Transaction Documents and (b) during the twelve-month period ended December 31, 2005 and the twelve-month period ended December 31, 2004, any other contracts, agreements, commitments and other Contractual Obligations of the Company or any of its Subsidiaries, (i) pursuant to which commission of less than US$500,000 has been received or is reasonably expected to be received by the Company or its Subsidiaries, (ii) where the Company or any of its Subsidiaries has the Contractual Obligation to make advance payments or non-refundable deposits, the amount of such payments or deposits is less than US$500,000; provided that any exclusive sales contracts to which the Company or any of its Subsidiaries is a party must be contained in Section 3.21 of the Disclosure Schedule. Except as disclosed in Section 3.21 of the Disclosure Schedule, each of the contracts, agreements, commitments and other Contractual Obligations of the Company or its Subsidiaries required to be set forth on Section 3.21 of the Disclosure Schedule (the "MATERIAL CONTRACTS") is in full force and effect. The Group has satisfied in full or provided for all of its liabilities and obligations under each Material Contract requiring performance prior to the date hereof in all material respects, and is not in default under any of them, nor, to the Knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute such a default which would cause a Material Adverse Effect to the Business or Condition of the Group. To the Knowledge of the Company and except as disclosed in Section 3.21 of the Disclosure Schedule, no other party to any such Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. No approval or consent of any Person is needed for all of the Material Contracts to continue to be in full force and effect.

3.22  Insurance

      Section 3.22 of the Disclosure Schedule contains copies of all of the insurance policies or programs of the Company and each of its Subsidiaries in effect as of the date hereof that have an insured amount of at least US$500,000, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, that is in effect. All such policies are underwritten by financially sound and reputable insurers, and are sufficient to satisfy all applicable Laws.

      All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

3.23  Customers

      Section 3.23 of the Disclosure Schedule contains a true, complete and correct list of the ten (10) largest customers of the Company and its Subsidiaries taken as a whole, (i) from which commission of more than US$500,000 has been received or is reasonably expected to be received by the Company or any of its Subsidiaries; (ii) which have entered into exclusive sales contracts with the Company or any of its Subsidiaries;
      (iii) to which the Company or any of its Subsidiaries has the Contractual Obligation to make advance payments or non-refundable deposits for more than US$500,000 (other than the salaries of the employees) during the twelve-month period ended December 31, 2005 and the twelve month period ended December 31, 2004. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, its Subsidiaries or their business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any such Subsidiary, and there exists no present condition or state of facts or circumstances that would cause a Material Adverse Effect to the Business or Condition of the Group or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

3.24  Foreign Corrupt Practices Act

      To the Knowledge of the Company, neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any member of the Management Team, employees or directors of the Company or any of its Subsidiaries, has knowingly offered, promised, authorized or made, directly or indirectly, payments or other inducements to any government officials in order to assist the Company, or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person in violation of the United States Foreign Corrupt Practices Act.

3.25  Registration, Information and Special Voting Rights

      Except as provided in the Shareholders Agreement and the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, information rights or special voting rights to any Person.

3.26  Broker's, Finder's or Similar Fees

      There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

3.27  Disclosure

      This Agreement, together with the Disclosure Schedule and all schedules and exhibits hereto, and the agreements, certificates and other documents furnished to the Investors by the Company at the Closing (including without limitation, the other Transaction Documents) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact which has not been disclosed to the Investors or reflected in materials provided to the Investors that the Management Team and the Founder have foreseen to have a Material Adverse Effect on the Business or Condition of the Group. All information given to the Investors and their professional advisers by the Company, its Subsidiaries, the Ordinary Shareholders and their respective officers, employees and professional advisers during the negotiations prior to this Agreement was, when given and is at the date hereof, true and accurate.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

The Investors hereby represent and warrant as follows:

4.1   Status

      Each of the Investors is a limited liability partnership or company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation.

4.2   Authorization; No Contravention

      The execution, delivery and performance by each Investor of this
      Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

4.3   Binding Effect

      This Agreement has been duly executed and delivered by each Investor and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

4.4   No Legal Bar

      The execution, delivery and performance of this Agreement by each Investor will not violate any Law applicable to it.

4.5   Purchase for Own Account

      Each Investor is acquiring the Series A Preferred Shares hereunder, and the securities into which any of the Series A Preferred Shares may be converted or exercised, for its own account for investment, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement and the Schedules and Exhibits hereto, the Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.6   No Public Market

      Each Investor understands that no public market now exists for the Series A Preferred Shares or the securities issuable upon the conversion of any of the Series A Preferred Shares, and that the Company has made no assurances that a public market will ever exist for the Securities or the securities issuable upon the conversion of any of the Series A Preferred Shares.

4.7   Disclosure of Information

      Each Investor has had an opportunity to ask questions and receive answers from the Company, and its Subsidiaries regarding the terms and conditions of the offering of the Series A Preferred Shares and the business, properties, prospects, and financial condition of the Company and its Subsidiaries and to obtain additional information from the Company and its Subsidiaries necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. Each Investor understands that a purchase of the Series A Preferred Shares involves a high degree of risk, and there can be no assurances that the Company's and its Subsidiaries' business objectives will be obtained.

4.8   Investment Experience

      Each Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that its can bear the economic risk of its investment for an indefinite period of time.

4.9   Restricted Securities

      Each Investor understands that the Series A Preferred Shares are characterized as "restricted securities" under U.S. federal securities Laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144 promulgated under the Exchange Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Furthermore, each Investor understands that the Series A Preferred Shares have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.

4.10  Broker's, Finder's or Similar Fees

      Except for certain origination fees to be paid by certain Investors to China Renaissance Capital Investment Inc., there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

                                   ARTICLE 5
                CONDITIONS TO OBLIGATIONS OF INVESTORS AT CLOSING

The obligations of the Investors to subscribe for the Series A Preferred Shares at the Closing and to perform any obligations hereunder shall be subject to the satisfaction of each of the following conditions on or before the Closing Date (unless waived by the Investors); provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Company, the BVI Subsidiary, the PRC Subsidiary or the Ordinary Shareholders, except to the extent expressly so waived.

5.1   Representations and Warranties; Performance of Covenants

      Except those as disclosed in the Disclosed Schedule, the representations and warranties of the Company, the BVI Subsidiary, the PRC Subsidiary and Ordinary Shareholders contained in Article 3 hereof shall be true, complete and correct at and as of the date hereof and the Closing Date as if made at and as of each such date, and the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders shall have performed and complied with all the covenants, agreements and conditions set forth or contemplated herein that are required to be performed by or complied with by the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders on or before the Closing Date.

5.2   Proceedings

      All corporate and other proceedings required to have been taken by the Company and the Company's shareholders in connection with the transactions contemplated have been taken.

5.3   Compliance Certificate

      The Investors shall have received at the Closing a certificate, dated as of the Closing Date and signed by the Chief Executive Officer of the Company and the PRC Subsidiary, certifying that (i) the conditions specified in Section 5.1 hereof have been fulfilled and stating that there has been no material adverse change in the Business or Condition of the Group since the date of the most recent balance sheet included in the 2005 Audited Financial Statements, which were delivered to the Investors prior to the Closing and (ii) the other conditions specified in this Article 5 have been fulfilled.

5.4   Secretary's or Director's Certificate

      The Investors shall have received a certificate from the Company, dated as of the Closing Date and signed by the Secretary or a director of the Company, certifying (a) that the attached copies of the organizational documents of the Company and each of its Subsidiaries and the resolutions of the Board of Directors and/or shareholders (as appropriate) of the Company approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) the incumbency and specimen signature of each officer of the Company and the PRC Subsidiary executing each such document or any other document delivered in connection herewith or therewith on behalf of the Company.

5.5   Corporate Approval and Documents

      The Investors shall have received true, complete and correct copies of the resolutions of the Board of Directors and/or shareholders (as appropriate) of the Company and such other agreements, schedules, exhibits, certificates, documents, financial information and filings which are reasonably required in connection with or relating to the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Investors.

5.6   Subscription for Series A Preferred Shares Permitted by Applicable Laws

      The subscription for the Series A Preferred Shares by the Investors hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by the Company's Articles of Association or any applicable Laws, and (b) shall be permitted by all Laws to which the Investors or the transactions contemplated by or referred to herein or in the other documents and agreements contemplated hereby are subject.

5.7   Due Diligence

      The Investors' partners, directors, officers, employees, agents or representatives, including financial advisers, consultants and legal counsel, shall have completed all operational, legal and financial due diligence in connection with or relating to the transactions contemplated hereby to the reasonable satisfaction of the Investors, with the full cooperation and assistance from the Group.

5.8   Opinions of Company Counsel

      The Investors shall have received opinions from (a) Maples and Calder, Cayman Islands counsel to the Company, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit D, and (b) Jin Mao Law Firm, PRC counsel to the Company, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit E.

5.9   Shareholders Agreement

      The Shareholders Agreement shall have been duly executed and delivered by all the parties thereto.

5.10  Registration Rights Agreement

      The Registration Rights Agreement shall have been duly executed and delivered by all the parties thereto.

5.11  Constitutive Documents

      The Company shall have delivered to the Investors (a) copies of the current certificates or articles of association (or other comparable corporate charter documents), including all amendments thereto, of the Company and each of its Subsidiaries, (b) current business licenses or certificate of the Company and each of its Subsidiaries, and (c) a good standing certificate for the Company.

5.12  Consents and Approvals

      All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authority required to be obtained, made or given in connection with the execution, delivery or performance by the Company and its Subsidiaries for the Closing and are in full force and effect, and the Investors shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

5.13  No Material Adverse Change

      There shall have been no material adverse change in the Business or Condition of the Group, nor shall there have been any damage, destruction or loss to any Assets or Properties of the Company that would reasonably be expected to result in a Material Adverse Effect on the Business or Condition of the Group.

5.14  Articles of Association

      The Company shall have adopted the Articles of Association containing the rights, preferences and privileges of the Series A Preferred Shares substantially in the form attached hereto as Exhibit A.

5.15  Transfer of Shares Under Company Share Plan

      The Company shall have adopted a Company Share Plan, which shall be presented to the Board of the Company, if and when deemed necessary by the Founder and On Chance, and under which 3,636,364 Ordinary Shares equal to five percent (5%) of the aggregate number of issued and outstanding shares (including the Series A Preferred Shares as if they were already issued) of the Company on an as-converted and fully diluted basis as of the Closing Date shall be transferred pursuant to the Company Share Plan.

5.16  Election of Series A Designees to the Board

      Mark Qiu [CHINESE CHARACTER] and Thomas Pulley, as the directors nominated by the Investors, shall have been duly elected or appointed to the Board of Directors of the Company and the PRC Subsidiary.

5.17  Employment and Non-Compete Agreements

      The Founder and each member of the Management Team shall have entered into employment agreements and confidentiality, non-compete and intellectual property assignment agreements with the Company and/or the PRC Subsidiary substantially in the form attached hereto as Exhibit F.

5.18  Investors' Business Principles

      The Company shall have signed a copy of the Investors' business principles declaration containing the matters set forth in Schedule 5 hereto.

5.19  Dividends

      All dividends declared by the Company, the BVI Subsidiary or the PRC Subsidiary before the Closing Date shall have been paid in full.

5.20  Shareholder Loans

      The Company shall have repaid in full or documented properly each outstanding loan between any of the directors or shareholders of the Company or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries, on the other hand.

5.21  "Red Chip" Issue

      The Company shall have prepared the Red Chip Financing Plan substantially in the form attached hereto as Exhibit G, which shall have been implemented to the extent required thereunder as of the Closing.

5.22  Foreign Exchange Registration

      The PRC Subsidiary shall have obtained the Certificate of Foreign Exchange Registration, which shall not contain any qualification or limitation on the PRC Subsidiary's capability to open foreign exchange accounts with any commercial bank in China.

                                   ARTICLE 6
                 CONDITIONS TO OBLIGATIONS OF COMPANY AT CLOSING

The obligations of the Company to issue the Series A Preferred Shares and to perform its other obligations hereunder relating thereto shall be subject to the satisfaction of the following conditions on or before the Closing Date (unless waived by the Company); provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Investors, except to the extent expressly so waived.

6.1   Representations and Warranties

      The representations and warranties of the Investors contained in Article 4 hereof shall be true, complete and correct in all material respects at and as of the date hereof and the Closing Date as if made at and as of each such date.

6.2   Compliance with this Agreement

      The Investors shall have performed and complied in all material respects with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Investors on or before the Closing Date.

6.3   Issuance of Shares Permitted by Applicable Laws

      The issuance of the Series A Preferred Shares by the Company hereunder and the consummation of the transactions contemplated hereby and by the Transaction Documents (a) shall not be prohibited by any Law, and (b) shall be permitted by all Laws to which the Company or the transactions contemplated by or referred to herein or in the Transaction Documents are subject, and the Company shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

6.4   Consents and Permits

      The Investors shall have obtained any and all consents, permits and waivers (if any) necessary or appropriate for the execution, delivery and performance of the transaction contemplated by this Agreement.

6.5   Payment of Subscription Price

      The Investors shall have delivered the Subscription Price in accordance with Section 2.3 hereof.

6.6   Execution of Transaction Documents

      The Investors shall have executed and delivered all of the Transaction Documents to which they are a party.

                                   ARTICLE 7
         COVENANTS OF COMPANY, BVI SUBSIDIARY, PRC SUBSIDIARY, ORDINARY
                            SHAREHOLDERS AND FOUNDER

7.1   Covenants Until Closing

      The Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders (other than Smart Create) covenant and agree with the Investors that, at all times from and after the date hereof until the Closing, the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders will comply with the following covenants and provisions, except to the extent the Investors may otherwise consent in writing.

(a)   Governmental Authorization

      The Company and its Subsidiaries will procure the Company and its Subsidiaries to (i) proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities required of the Company or any Subsidiary to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental Authorities as the Investors or such Governmental Authorities may reasonably request in connection with the consummation of the transactions contemplated hereby, and (iii) cooperate with the Investors in obtaining as promptly as practicable all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities required of the Investors to consummate the transactions contemplated hereby.

(b)   Dividends

      The Company will not, and the Founder will procure the Company not to, declare any dividends for any class of shares of the Company.

(c)   Major Transactions

      The Company shall not, and the Founder shall ensure that the Company shall not, effect any merger, consolidation, scheme of arrangement, recapitalization or sale of all or substantially all of the assets of the Company or any of its Subsidiaries, except for the transactions contemplated in Section 7.2(e) hereof.

(d)   Notice and Cure

      The Group shall conduct its business in a manner, and shall otherwise use all reasonable efforts, so as to ensure that the representations and warranties set forth in Article 3 hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders (other than Smart Create) will notify the Investors promptly in writing of, and will as soon as practicable provide the Investors with true and complete copies of any and all information or documents relating to, and will use all best efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of any such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of any such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also will notify the Investors promptly in writing of, and will use all best efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 7.1(d) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Investors' right to seek any remedy available at law or in equity.

(e)   Fulfillment of Conditions

      The Company will execute and deliver at the Closing each Transaction Document that it is required hereby to execute and deliver as a condition to the Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Investors contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

7.2   Covenants After Closing

      The Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders (other than Smart Create) covenant and agree with the Investors that, at all times from and after the date hereof, the Company and its Subsidiaries will comply with the following covenants:

(a)   Use of Proceeds

      Without the Investors' prior written consent, the Subscription Price paid by the Investors to the Company shall be only used by the Company to finance the business expansion and operation of the PRC Subsidiary or other business functions in accordance with the plan of proposed use of proceeds that the Company will deliver to the Investors at Closing, which plan shall be subject to the Investors' approval.

(b)   Certificate of Financial Registration

      Within thirty (30) days following the Closing Date, the PRC Subsidiary shall have obtained the Certificate of Financial Registration.

(c)   Certificate of Tax Registration

      Within thirty (30) days following the Closing Date, the PRC Subsidiary shall have obtained the Certificate of Tax Registration reflecting correct information regarding the PRC Subsidiary, including its status as a wholly foreign owned enterprise and the name of its legal representative as Zhou, Xin.

(d)   Audit

      Upon the request of the Investors, the Company shall, as soon as practicable, provide the Investors with the balance sheet of the PRC Subsidiary as of December 31, 2004 and the related statements of income, cash flow and changes in shareholders' equity, together with the notes thereto, audited and approved by the Company's auditor.

(e)   Restructuring

      The Investors and the Ordinary Shareholders hereby covenant and agree that as soon as practical but no later than 180 days after the Closing Date, the Company and the PRC Subsidiary, as the case may be, shall have the right, but not the obligation, to acquire all equity interest in E-House Hong Kong and E-House Macau and all equity interest held by Jin Hong Yun in the Subsidiaries of the Company other than the BVI Subsidiary and the PRC Subsidiary (collectively, the "RESTRUCTURING"), with an aggregate purchase price equal to the net asset values of these three entities as reflected in the financial statements prepared in accordance with IFRS of each of those entities for the twelve-month period ended December 31, 2005, minus the cost of capital, plus RMB3,000,000; provided there shall have been no material adverse change in the business or condition of each of those entities at the time of the completion of the Restructuring, nor shall there have been any damage, destruction or loss to any Assets or Properties of any of those entities that would reasonably be expected to result in a Material Adverse Effect on the business or condition of such entity.

(f)   Internal Control and Financial Management

      The Company, the BVI Subsidiary and the PRC Subsidiary shall use their best efforts to adopt an internal control system that ensures the separation of internal audit and financial control of the Company, the BVI Subsidiary and the PRC Subsidiary, respectively.

(g)   Key Man Insurance

      Within sixty (60) days following the Closing Date, the Company shall obtain key man insurance policy for the Founder, the terms and conditions of which shall be to the reasonable satisfaction of the Investors.

7.3   Founder's Covenants After Closing

      The Founder covenants and agrees that until the consummation of a Qualified IPO or the full redemption of all Series A Preferred Shares held by the Investors pursuant to the Articles of Association of the Company, whichever is earlier, that he shall not (a) serve in a Competitive Position, or (b) engage in activities contrary or harmful to the interests of the Company or any of its Subsidiaries, including without limitation:

      (i) employ or recruit any present, former or future employee of the Company or any of its Subsidiaries to serve in a Competitive Position;

      (ii) own equity (other than as the holder of not more than 1% of total outstanding shares of a publicly-held company) in any other Person that is in the business of real estate intermediary services anywhere in China, including Hong Kong;

      (iii) disclose or misuse any Confidential Information; or

      (iv) participate in a hostile takeover attempt of the Company or any of its Subsidiaries.

                                    ARTICLE 8
                                   TERMINATION

8.1   Termination

      Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

(a)   by the mutual written consent of the Company and the Investors;

(b) at any time before Closing, by the Company or the Investors, in the event of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party; or

(c) by either the Company or the Investors, upon written notice to the other Parties, if the Closing has not been consummated in accordance with this Agreement on or prior to May 28, 2006 unless otherwise extended by the Parties.

8.2   Effect of Termination

      In the event of termination of this Agreement pursuant to Section 8.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party hereto (or any of its respective officers, directors, employees, agents or other representatives, Associates or Affiliates), except as provided in Section
      10.12 in respect of certain expenses and Section 10.13 in respect of publicity, which shall survive the termination of this Agreement, and except as provided in the next succeeding sentence.

      Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 8.1(b) or (c), the parties will remain liable to each other for any breach of this Agreement by the parties existing at the time of such termination and the parties may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

                                    ARTICLE 9
                                 INDEMNIFICATION

9.1 Indemnification by the Company, the BVI Subsidiary, the PRC Subsidiary and the Ordinary Shareholders (other than Smart Create)

(a) The Company, the BVI Subsidiary, the PRC Subsidiary and each of the Ordinary Shareholders (other than Smart Create) shall, jointly and severally, indemnify, defend and hold harmless the Investors on demand for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation any diminution in value of the Series A Preferred Shares or Assets and Properties, legal fees and expenses of investigation and defense, incurred by the Investors, their officers, directors, agents or subsidiaries directly or indirectly resulting from, arising out of or relating to any inaccuracy in, or breach of, a representation or warranty of the Company, the BVI Subsidiary, the PRC Subsidiary or any Ordinary Shareholder contained herein or any failure by the Company, the BVI Subsidiary, the PRC Subsidiary or any Ordinary Shareholder to perform or comply with any covenant, agreement or obligation contained herein.

(b) The Founder shall indemnify, defend and hold harmless the Investors on demand on any claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation any legal fees and expenses of investigation and defense, incurred by the Investors, their officers, directors, agents or subsidiaries directly or indirectly resulting from, arising out of or relating to any claims against the Company or its Subsidiaries arising from or in connection with any breach of the non-compete provisions as set forth in Section 7.3 hereof.

(c) Notwithstanding anything contained herein to the contrary, Smart Create shall indemnify, defend and hold harmless the Investors on demand for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation any diminution in value of the Series A Preferred Shares or Assets and Properties, legal fees and expenses of investigation and defense, incurred by the Investors, their officers, directors, agents or subsidiaries directly or indirectly resulting from, arising out of or relating to any inaccuracy in, or breach of, a representation or warranty of Smart Create contained herein.

9.2   Founder's Guarantee

(a) The Founder hereby undertakes to guarantee the performance of or compliance with any covenant, agreement or obligation contained herein by the Company, the BVI Subsidiary, the PRC Subsidiary or any Ordinary Shareholder, and shall be liable to the Investors only (i) after all remedies against the Company, the BVI Subsidiary, the PRC Subsidiary and each of the Ordinary Shareholders (other than Smart Create) have been exhausted, and (ii) if and to the extent that such remedies obtained by the Investors are insufficient to cover the damages claimed by the Investors.

(b) The Founder's liability under this Section 9.1(b) hereof shall not be limited in amount.

(c) The aggregate liability of the Founder under this Section 9.2 shall be limited to US$10,000,000. All liabilities (other than in respect of any pending claims) of the Founder under this Section 9.2 will terminate on the earlier of (i) the completion of the Qualified IPO (as defined in the Shareholders Agreement); and (ii) the full redemption of all the Series A Preferred Shares held by the Investors pursuant to the Articles of Association of the Company.

(d) Nothing in this Section 9.2 shall have the effect of limiting or restricting any liability resulting from or arising out of any fraud.

9.3   Indemnification by the Investors

(a) The Investors shall indemnify, severally but not jointly, defend and hold harmless the Company, the BVI Subsidiary, the PRC Subsidiary, the Founder and the Ordinary Shareholders on demand for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation any diminution in value of the Ordinary Shares or Assets and Properties, legal fees and expenses of investigation and defense, incurred by the Company, the BVI Subsidiary, the PRC Subsidiary, the Founder and the Ordinary Shareholders, their officers, directors, agents or subsidiaries directly or indirectly resulting from, arising out of or relating to any inaccuracy in, or breach of, any representation or warranty of the Investors contained herein or any failure by the Investors to perform or comply with any covenant, agreement or obligation contained herein.

      Notwithstanding anything contained herein to the contrary, the indemnification obligations of the Investors pursuant to Section 9.3(a) hereof shall expire at Closing.

9.4   Enforcement Action

      For the avoidance of doubt, any obligation on the part of the Investors to make the investment hereunder is made solely to the Company, and no other party shall have any right to enforce such obligation against the Investors.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1  Survival of Representations and Warranties

      The representations and warranties made herein shall survive any investigation made by any party hereto and the Closing until the earlier of (i) the completion of the Qualified IPO, or (ii) the full redemption of all the Series A Preferred Shares held by the Investors pursuant to the Articles of Association of the Company, provided however that all representations and warranties need only be accurate when made and as of the Closing.

10.2  Notices

      All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by telefax, commercial express courier service or personal delivery:

      if to the Company, the BVI Subsidiary or the PRC Subsidiary:

            Shanghai Real Estate Consultant & Sales (Group) Co., Limited 17th Floor, Merchandise Harvest Building (East)
            333 North Chengdu Road
            Shanghai 200041, China
            Fax No.:   +86 21 5298 0009
            Attention: Zhou Xin

      with a copy to:

            Jones Day
            30th Floor, Shanghai Kerry Center
            1515 Nanjing Road West
            Shanghai 200040, China
            Fax No.:   +86 21 5298 6569
            Attention: Winston Zhao

      if to the Founder: to the address set forth in Part 1 of Schedule 1.

      if to the Ordinary Shareholders: to the addresses set forth in Part 2 of
      Schedule 1.

      if to the Investors: to the addresses set forth in Schedule 2.

      with a copy to:

            Clifford Chance LLP
            40th Floor Bund Center
            222 Yan An East Road
            Shanghai 200002, China
            Fax No.:   +86 21 6335 0337
            Attention: Yanping Cao

      or to such other address or addresses as shall have been furnished in writing to the other parties hereto. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial express courier service; or if faxed, when receipt is acknowledged.

10.3  Successors and Assigns

      This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable Laws, the Investors may assign any of their rights under any of the Transaction Documents to any Permitted Transferee (as defined in the Shareholders Agreement). Neither the Company or its Subsidiaries nor any of the Ordinary Shareholders or the Founder may assign any of its rights or obligations under this Agreement without the prior written consent of the Investors, and any such purported assignment by the Company, its Subsidiaries, the Ordinary Shareholders or the Founder without the written consent of the Investors shall be void and of no effect. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

10.4  Amendment and Waiver

(a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by all of the parties hereto, and only in the specific instance and for the specific purpose for which made or given. No amendment, supplement or modification of or to any provision of this Agreement or any of the other Transaction Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

10.5  Signatures; Counterparts

      Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.6  Headings

      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.7  Governing Law

      This Agreement shall be governed by, construed in accordance with, and enforced under, the laws of Hong Kong without giving effect to any choice of law rule.

10.8  Arbitration

(a) Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, shall be finally settled by a board of arbitration ("BOARD OF ARBITRATION") at the Hong Kong International Arbitration Center under the rules of the United Nations Commission on International Trade Law. The language used in the arbitral proceedings shall be English.

(b) The Board of Arbitration shall comprise of three (3) members. The Investors on the one hand, and the Company, the BVI Subsidiary, the PRC Subsidiary, the Ordinary Shareholders and the Founder on the other, shall each select one (1) member to the Board of Arbitration and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty
      (20) calendar days after their selection, such third member shall thereafter be selected by the Hong Kong International Arbitration Centre upon application made to it for such purpose by either of the members.

(c) The arbitral proceeding shall accord the right of cross-examination of witnesses, the right to provide witnesses, including expert witnesses, and the right to make both written and oral submissions.

(d) The arbitral award made and granted by the Board of Arbitration shall be final, binding and incontestable and may be used as a basis for judgment thereon in any court having jurisdiction. All costs of arbitration (including without limitation, those incurred in the appointment of arbitrator) shall be borne by the losing party unless otherwise apportioned in the arbitral award.

(e) No person who is, or has been, an employee or agent of, or consultant or counsel to, the Investors, the Company or any of their respective Affiliates shall be eligible to act as an arbitrator at any time.

(f) This Agreement and the rights and obligations of the Investors and the Company shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

10.9  Severability

      If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

10.10 Rules of Construction

      Unless the context otherwise requires, "OR" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

10.11 Entire Agreement

      This Agreement, including the exhibits and schedules hereto, and the other Transaction Documents, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

10.12 Certain Expenses

      The Company will pay all expenses of the Investors (including without limitation, travel fees, charges and disbursements of legal counsel, financial advisors and consultants) incurred by the Investors in connection with the negotiation, execution and closing of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, up to a maximum of US$150,000 upon the Closing of the transactions contemplated under this Agreement and the other Transaction Documents. Should the Company decide unilaterally not to close the transactions contemplated by this Agreement for no cause, the Company shall bear all reasonable costs and expenses incurred by or on behalf of both the Investors and the Company by the professional advisers appointed by the Investors and the Company in connection with the transaction contemplated under this Agreement and the other Transaction Documents. Should the Investors decide unilaterally not to close the transaction contemplated by this Agreement for no cause, the Investors shall bear all reasonable costs and expenses incurred by or on behalf of both the Investors and the Company by the professional advisers appointed by the Investors and the Company in connection with the transaction contemplated under this Agreement and the other Transaction Documents.

10.13 Publicity

      Except as may be required to be disclosed by applicable law or any requirement of any competent governmental or statutory authority or rules or regulations of any relevant regulatory, administrative or supervisory body (including without limitation, any relevant stock exchange or security council), none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval of the Company and the Investors. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

10.14 Further Assurances

      Each of the parties shall execute such documents and perform such further acts (including without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental entity or authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and the other Transaction Documents, including without limitation, any post-closing transfer(s) by the Investors of a portion of the Series A Preferred Shares to a Person not currently a party hereto.

10.15 No Strict Construction

      The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Investors shall limit, modify or affect the representations set forth in Article 3 of this Agreement or the right of the Investors to rely thereon.

10.16 Confidentiality

      Each party hereto agrees that it will maintain the confidentiality of any proprietary information of the Company; provided, however, such obligation of confidentiality shall not apply to (i) information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (1) a breach by that party of this Section 10.16 or (2) a breach of a confidentiality obligation by the disclosing party, where the breach was known to that party; (ii) the disclosure of information which is necessary in order to comply with applicable law, the order of any court, the requirements of a stock exchange or other governmental or regulatory authority or to obtain tax or other clearances or consents from any relevant authority; (iii) the disclosure of information by the Investors to a bona fide proposing purchaser of any Series A Preferred Shares, or
      (iv) the disclosure of information by the Investors to its directors, officers, employees, partners, accountants and attorneys where such Persons or entities are under appropriate nondisclosure obligation to the Investors.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                        E-HOUSE (CHINA) INVESTMENTS HOLDING LIMITED
                        [CHINESE CHARACTERS]

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        E-HOUSE REAL ESTATE LIMITED
                        [CHINESE CHARACTERS]

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        SHANGHAI REAL ESTATE CONSULTANT AND SALES
                        (GROUP) CO., LIMITED
                        [CHINESE CHARACTERS]

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        CHF INVESTMENT LIMITED

                        By: /s/
                            ----------------------------------------------------
                        Name:  Hung Shih
                        Title: Director

                        RECP E-HOUSE INVESTORS LTD.
                        By: DLJ REAL ESTATE CAPITAL PARTNERS III, L.P.

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        E-HOUSE CO-INVESTORS, LTD.
                        By:  RECP III CO-INVESTORS A, L.P.

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        SIG CHINA INVESTMENT ONE, LTD.

                        By: /s/
                            ----------------------------------------------------
                        By: Susquehanna Asia Investment, LLLP
                        Name:  Michael L. Spolan
                        Title: Vice President
                               Susquehanna Asia Investment, LLLP
                               (authorized agent)

                        JUNHENG INVESTMENT LIMITED

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        SMART CREATE GROUP LIMITED

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        ON CHANCE INC.

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        FOUNDER

                        By: /s/
                            ----------------------------------------------------
                        Name:
                        Title:

                        FARALLON CAPITAL PARTNERS, L.P.
                        FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P. FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P. FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P. FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

                        By: /s/
                            ----------------------------------------------------
                        By: Farallon Partners, L.L.C., its General Partner
                        Name:  Mark C Wehrly
                        Title: Managing Member

                                   SCHEDULE 1
                    LIST OF FOUNDER AND ORDINARY SHAREHOLDERS

                                     PART 1
                                     FOUNDER

                                     PART 2
                              ORDINARY SHAREHOLDERS

                                   SCHEDULE 2

                                LIST OF INVESTORS

                                   SCHEDULE 3

                                     PART 1
                       LIST OF SHAREHOLDERS BEFORE CLOSING

                                     PART 2
                       LIST OF SHAREHOLDERS AFTER CLOSING

                                   SCHEDULE 4
                                 MANAGEMENT TEAM

                                   SCHEDULE 5
                   INVESTORS' BUSINESS PRINCIPLES DECLARATION

The business of the Company and its Subsidiaries will be carried on in a way that:

1. provides safe and healthy working conditions for its employees and contractors;

2. encourages the efficient use of natural resources and promotes the protection of the environment;

3. treats all employees fairly in terms of recruitment, progression, remuneration and conditions of work, irrespective of gender, race, colour, language, disability, political opinion, age, religion or national/social origin;

4. allows consultative work-place structures and associations which provide employees with an opportunity to present their views to management;

5. takes account of the impact of its operations on the local community and seeks to ensure that potentially harmful occupational health and safety, environmental and social effects are properly assessed, addressed and monitored; and

6. upholds high standards of business integrity and honesty, and operates in accordance with local laws and international good practice (including those intended to fight extortion, bribery and financial crime).

                                   SCHEDULE 6
                               DISCLOSURE SCHEDULE

                                [TO BE INSERTED]

                                    EXHIBIT A
                             ARTICLES OF ASSOCIATION

                                       OF

                   E-HOUSE (CHINA) INVESTMENTS HOLDING LIMITED

                                [TO BE INSERTED]

                                    EXHIBIT B
                             SHAREHOLDERS AGREEMENT

                                [TO BE INSERTED]

                                    EXHIBIT C
                          REGISTRATION RIGHTS AGREEMENT

                                [TO BE INSERTED]

                                    EXHIBIT D
                      FORM OF CAYMAN COUNSEL LEGAL OPINION

                                [TO BE INSERTED]

                                    EXHIBIT E
                        FORM OF PRC COUNSEL LEGAL OPINION

                                [TO BE INSERTED]

                                    EXHIBIT F
                  FORM OF EMPLOYMENT AND NON-COMPETE AGREEMENT

                                [TO BE INSERTED]

                                    EXHIBIT G
                             RED CHIP FINANCING PLAN

                                [TO BE INSERTED]

                                     - 59 -